Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited condensed pro forma balance sheet as of June 30, 2012 was prepared as if the acquisition was effective as of such date.  The unaudited condensed pro forma statements of operations for the year ended June 30, 2012 were prepared as if the acquisition was effective on July 1, 2011.

The unaudited condensed pro forma financial statements should be read in conjunction with the consolidated financial statements of DigiPath Solutions, LLC (“DigiPath”) included herein and the consolidated financial statements of AccelPath, Inc. (formerly - Technest Holdings, Inc.) (“AccelPath”) included in its annual report on Form 10-K for the year ended June 30, 2012.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operation of the combined business after the acquisition of DigiPath by AccelPath, or of the financial position or results of operations of the combined business that would have actually occurred had the acquisition been effected as of the dates described above.  The acquisition will be accounted for as a purchase where AccelPath will be treated as the acquirer for accounting purposes since it will control the combined business.

ACCELPATH, INC. (Formerly - TECHNEST HOLDINGS, INC.)

CONDENSED PRO FORMA BALANCE SHEET JUNE 30, 2012 (Unaudited)

	AccelPath, Inc.	DigiPath Solutions, LLC	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined
ASSETS
Current Assets
Cash and cash equivalents	$16,404	$326,576	$(327,076)	(C), (H)	$15,904
Restricted cash	638,304	-	-		638,304
Accounts receivable, net of allowances	40,942	222,919	-		263,861
Prepaid expenses and other current assets	2,000	2,788	-		4,788
Total Current Assets	697,650	552,283	(327,076)		922,857

Property and Equipment, net of accumulated depreciation	65,475	180,989	-		246,464

Other Assets
Customer contracts	-	-	2,524,997	(A),(B),(C), (D)	2,524,997
Total Other Assets	-	-	2,524,997		2,524,997

Total Assets	$763,125	$733,272	$2,197,921		$3,694,318

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$1,271,890	$17,520	$-		$1,289,410
Accrued expenses and other current liabilities	216,544	22,623	99,500	(C)	338,667
Accrued compensation	166,348		-		166,348
Distribution payable to DigiPath member	-		222,919	(H)	222,919
Notes payable - current, net of discounts of $1,810	133,240	8,200	200,000	(A)	341,440
Current portion of obligation under capital lease	-	32,840			32,840
Liabilities related to discontinued operations	638,308	-	-		638,308
Total Current Liabilities	2,426,330	81,183	522,419		3,029,932
Notes payable - lomg-term, net of discounts of $31,835	118,165	35,691	850,000	(A)	1,003,856
Obligation under capital lease	-	94,950			94,950
Total Liabilities	2,544,495	211,824	1,372,419		4,128,738

Stockholders’ Equity (Deficit)
Series E 5% convertible preferred stock - stated value $1,000 per share; 200 shares issued and outstanding (preference in liquidation of $216,871)	200,000	-			200,000
Series G convertible preferred stock - stated value $1,000 per share; 1,250 shares issued and outstanding proforma (preference in liquidation of $1,250,000)	-	-	1,250,000	(B)	1,250,000
Common stock - par value $.001 per share; 495,000,000 shares authorized; 123,578,320 shares issued and outstanding	123,578	-			123,578
Additional paid-in capital	3,573,094	-			3,573,094
Member's equity	-	521,448	(521,448)	(D),(H)	-
Accumulated deficit	(5,493,440)	-	96,950	( D )	(5,396,490)
Total	(1,596,768)	521,448	825,502		(249,818)
Non controlling interest	(184,602)	-	-		(184,602)
Total Stockholders’ Equity (Deficit)	(1,781,370)	521,448	825,502		(434,420)

Total Liabilities and Stockholders’ Equity (Deficit)	$763,125	$733,272	$2,197,921		$3,694,318

See accompanying notes to the unaudited pro forma condensed combined financial statements

ACCELPATH, INC. (Formerly - TECHNEST HOLDINGS, INC.)

CONDENSED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2012 (Unaudited)

	AccelPath, Inc.	DigiPath Solutions, LLC	Pro Forma Adjustments	Notes	Pro Forma Condensed Combined

Revenues	$594,328	$1,106,090	$-		$1,700,418
Cost of Revenues	272,175	163,549	-		435,724

Gross Profit	322,153	942,541	-		1,264,694

Operating Expenses
Selling, general and administrative	2,125,233	424,394	99,996	(F)	2,649,623
Amortization of customer contracts	175,000	-	607,000	(G)	782,000
Goodwill impairment loss	48,158				48,158
Customer contracts impairment loss	116,668				116,668

Total Operating Expenses	2,465,059	424,394	706,996		3,596,449

Operating Income (Loss)	(2,142,906)	518,147	(706,996)		(2,331,755)

Other Income (Expense), Net
Interest income	-	-	-		-
Interest expense	(36,872)	(9,824)	(47,500)	(E)	(94,196)
Technology licensing income	126,157				126,157
Bargain purchase gain	-	-	96,950	(D)	96,950
Total Other Income (Expense), Net	89,285	(9,824)	49,450		128,911

Income (Loss) before Income Taxes	(2,053,621)	508,323	(657,546)		(2,202,844)
Income tax benefit	-	-	-		-
Net Income (Loss)	(2,053,621)	508,323	(657,546)		(2,202,844)

Net Income Attributable to Non-Controlling Interest	(2,689)	-	-		(2,689)
Net Income (Loss) Attributable to Controlling Interest	(2,056,310)	508,323	(657,546)		(2,205,533)

Cash Dividends to Preferred Stockholders	(13,360)	-	-		(13,360)

Net Income (Loss) Applicable to Common Shareholders	$(2,069,670)	$508,323	$(657,546)		$(2,218,893)

Net Loss Per Share - Basic and Diluted	$(0.017)				$(0.018)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	121,455,672				121,455,672

See accompanying notes to the unaudited pro forma condensed combined financial statements

Accelpath, Inc. (Formerly – TECHNEST HOLDINGS, INC.)

Notes to the Unaudited Pro Forma Condensed Financial Statements

Overview

The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition of DigiPath had been consummated at the beginning of each period.  The pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies, if any, which will not be known until the contingency is resolved.  The pro forma data presented reflect the preliminary purchase consideration and preliminary purchase price allocation and do not necessarily represent the final purchase price allocation.

Acquisition of DigiPath

On September 18, 2012, AccelPath acquired all of the outstanding membership interests of DigiPath, a Texas limited liability company, from its sole member pursuant to an Equity Purchase Agreement among AccelPath, DigiPath and Mr. Rishi Reddy. In accordance with the Purchase Agreement, the Company issued Mr. Reddy a convertible promissory note in the amount of $1,050,000, 1,250 shares of Series G Preferred Stock, and agreed to make a cash payment totaling $100,000, $500 of which was paid at closing, $49,500 will be paid no later than October 31, 2012 and the remaining $50,000 will be placed in escrow to satisfy any indemnification obligations that may arise until March 18, 2013. In addition, Mr. Reddy entered into a one-year consulting agreement with the Company pursuant to which he agreed to perform consulting and advisory services in the field of pathology and to serve as a member of the Company’s Medical Advisory Board for a monthly retainer of $8,333.

The convertible promissory note bears an interest rate of 5% per annum and shall be paid on or before March 18, 2014. The entire principal amount of the note may be converted into shares of common stock at the election of Mr. Reddy at any time. The number of shares into which the entire principal amount of the note may be converted into is determined by dividing the principal amount of the note outstanding by the closing bid price on the trading day immediately prior to the date of the conversion notice; provided that in no event shall the per share price be less than $0.065 per share. The Company has the option of paying the accrued and unpaid interest on the note with shares of common stock at the closing bid price immediately prior to the due date, provided that the per share price shall not be less than $0.065 per share. The Company also agreed to prepay a portion of the principal and accrued and unpaid interest on the Note on a monthly basis depending on the EBITDA generated by the assets acquired from DigiPath pursuant to the Purchase Agreement.

On September 18, 2012, the Company filed the Series G Convertible Preferred Stock Certificate of Designation with the Secretary of State of Delaware (the “Series G Certificate of Designation”) authorizing 1,250 shares of the Company’s Series G Convertible Preferred Stock, with a stated value of $1,000 (the “Series G Preferred”) and to establish the rights, preferences, privileges and obligations thereof.

As set forth in the Series G Certificate of Designation, the Series G Preferred is convertible into common stock at any time at the option of the holder thereof after six months from the date of issuance. After five years from the date of issuance or upon a change of control as defined in the Series G Certificate of Designation, the Series G Preferred is automatically converted into shares of common stock. The number of shares of common stock into which one share of Series G Preferred is convertible is determined by dividing $1,000 (the stated value) outstanding by the closing bid price on the trading day immediately prior to the date of the conversion notice (the “Conversion Price”); provided that if the closing bid price on such trading day is less than $0.02 per share, then the Conversion Price shall be $0.02. Accordingly, the 1,250 shares of Series G Preferred authorized under the Series G Certificate of Designation at an assumed Conversion Price of $0.02 are currently convertible into 62,500,000 shares of common stock.

The Company also granted piggyback registration rights for the shares of common stock underlying the Series G Preferred and the shares of common stock issuable pursuant to the Note.

A summary of the preliminary purchase price allocation as of June 30, 2012 is as follows:

Estimated purchase price
Cash payment	$100,000
Series G Preferred Stock	1,250,000
Convertible note	1,050,000
$2,400,000

Preliminary allocation of purchase price
Assets
Accounts receivable	$222,919
Prepaid expenses	2,788
Property and equipment	180,989
Customer contracts	2,524,997
Total assets	2,931,693
Liabilities
Accounts payable	17,520
Accrued expenses and other current liabilities	22,623
Note payable	43,891
Obligations under capital lease	127,790
Distribution payable to Digipath member	222,919
Total liabilities	434,743
Bargain purchase gain	96,950
Total purchase price	$2,400,000

Pro Forma Adjustments

The adjustments to the pro forma condensed combined financial statements as of and for the year ended June 30, 2012 are as follows:

(A)

To record the issuance of the $1,050,000 convertible promissory note in connection with the acquisition of all of the outstanding membership interests of DigiPath.  The Company estimated the current portion of the note at $200,000 based on DigiPath’s EBITDA for the year ended June 30, 2012.  Following the acquisition, DigiPath will operate as a wholly-owned subsidiary of AccelPath.

(B)	To record the issuance of 1,250 shares of Series G Preferred Stock issued in connection with the acquisition of all of the outstanding membership interests of DigiPath.

(C)	To record the $100,000 cash payment due in connection with the acquisition of all of the outstanding membership interest of DigiPath.

(D)	To eliminate DigiPath’s member’s equity in connection with the acquisition and to record the bargain purchase gain of $96,950.

(E)

To record the estimated $47,500 of interest expense on the convertible promissory note issued in connection with the acquisition assuming that $200,000 of principal payments were made during the year ended June 30, 2012.

(F)	To record the $99,996 of consulting expense to Mr. Rishi Reddy.

(G)	To reflect the amortization of the customer contracts intangible assets that will be recorded in connection with the acquisition over their estimated life of four years.

(H)	To record the distribution to Mr. Rishi Reddy of DigiPath’s cash on hand at the acquisition date and the distribution payable for DigiPath’s accounts receivable dated prior to August 1, 2012.